Exhibit 99.1

Evofem Biosciences Announces 1-for-15 Reverse Stock Split

SAN DIEGO, May 5, 2022 – Evofem Biosciences, Inc., (Nasdaq: EVFM) (the “Company”) today announced that the Board and stockholders of the Company approved a 1-for-15 reverse stock split of the Company’s common stock at the annual meeting of the Company held on May 4, 2022. The reverse stock split will take effect at the close of trading on the Nasdaq Capital Market, or 4:00 p.m. Eastern Time, on Thursday, May 5, 2022. The Company’s common stock will open for trading under a new CUSIP on the Nasdaq Capital Market on May 6, 2022, on a split-adjusted basis under the current ticker symbol "EVFM." The reverse stock split is intended to increase the per share trading price of the Company's common stock to enable the Company to regain compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market.
The 1-for-15 reverse stock split will automatically convert 15 current shares of the Company’s common stock into one share of common stock. No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise hold a fractional share of the Company’s common stock will receive a cash payment in lieu thereof at a price equal to that fraction to which the stockholder would otherwise be entitled multiplied by the closing trading price of the common stock on the Nasdaq Capital Market on Wednesday, May 4, 2022, and rounded down to the nearest whole cent.
The reverse split will reduce the number of shares of outstanding common stock from approximately 187,699,564 shares, the number of shares outstanding as of May 4, 2022, to approximately 12,513,304 shares. Proportional adjustments also will be made to the exercise and conversion prices of the Company’s outstanding stock options, warrants and convertible notes, and to the number of shares issued and issuable under the Company’s stock incentive plans.
Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares through a bank, broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split. For those stockholders holding physical stock certificates, the Company’s transfer agent, Philadelphia Stock Transfer, Inc., will send instructions for exchanging those certificates for shares held electronically in book-entry form or for new certificates, in either case representing the post-split number of shares, and any payments in cash in lieu of fractional shares, if applicable.
In connection with the reverse stock split, the Company's CUSIP number will change to 30048L 203 as of 4:00 p.m., Eastern Time, on Thursday, May 5, 2022.
About Evofem Biosciences, Inc.
Evofem Biosciences, Inc. (Nasdaq: EVFM) is developing and commercializing innovative products to address unmet needs in women's sexual and reproductive health, including hormone-free, woman-controlled contraception and protection from certain sexually transmitted infections (chlamydia and gonorrhea). The Company's first FDA-approved product, Phexxi® (lactic acid, citric acid and potassium bitartrate), is a hormone-free, on-demand prescription contraceptive vaginal gel. It comes in a box of 12 pre-filled applicators and is applied 0-60 minutes before each act of sex. Learn more at phexxi.com and evofem.com.
Phexxi® is a registered trademark of Evofem Biosciences, Inc.

Forward-Looking Statements
This press release includes "forward-looking statements," within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and relate to future events or circumstances and the Company’s future performance. These statements include, without limitation, statements related to, among other things, the Company’s ability to regain compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market. These statements and estimates are based on management’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company’s business. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Various factors could cause actual results to differ materially from these estimates and those discussed or implied in the forward-looking statements, including market and other conditions and the Company’s ability to obtain capital when and as needed to continue its ongoing operations. Other important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements, or that could impair the value of Evofem Biosciences' assets and business, are disclosed in the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 10, 2022. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.
Investor Contact
Amy Raskopf
Evofem Biosciences, Inc.
araskopf@evofem.com
(917) 673-5775

Media Contact
Jack Hirschfield
Evofem Biosciences, Inc.
jhirschfield@evofem.com
(512) 674-5163